UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 10, 2015 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Unit Purchase Agreement

As previously disclosed, on November 10, 2015, Heska Corporation (the “Company”) entered into a Unit Purchase Agreement, dated as of November 10, 2015 (the “Purchase Agreement”), by and among the Company, Cuattro Veterinary, LLC (“Cuattro”), Kevin S. Wilson and all members of Cuattro (the “Members”), pursuant to which the Company agreed to acquire all of the outstanding units of Cuattro (the “Units”) from the Members. Cuattro is a provider of digital radiography, picture archiving and communication systems and other imaging technologies for veterinarians.

Subject to the terms and conditions of the Purchase Agreement, the Company has agreed to acquire the Units from the Members in exchange for an aggregate purchase price equal to the number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), equal to (i) $6,000,000, divided by (ii) the average per share price of Common Stock for the ten (10) trading days ending on the trading day prior to the closing date; provided that the purchase price shall not be less than 175,000 Shares and shall not be more than 200,000 Shares. The Company may be required to issue additional Shares to the Members under the Purchase Agreement if any liabilities or obligations of Cuattro that have been fully reserved as uncollectible from affiliates of Cuattro, Mr. Wilson and the Members are recovered by the Company. The amount of the contingent purchase price adjustment shall be equal to the amount recovered, divided by the average of the closing price of the Company’s Common Stock for the ten (10) trading days immediately prior to the closing and shall be payable within thirty (30) days after the recovery. The issuance of the Shares under the Purchase Agreement will be conducted in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder.

Each of Mr. Wilson, the Members and the Company has made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants by Mr. Wilson and each of the Members not to, subject to certain exceptions: (i) directly or indirectly compete with the Company for a period of three (3) years following the closing date; (ii) directly or indirectly solicit, initiate or facilitate any Acquisition Proposal (as defined in the Purchase Agreement); (iii) enter into discussions or negotiations with, or provide any information relating to, any Acquisition Proposal; or (iv) enter into any agreements or other instruments regarding an Acquisition Proposal. In the event that Mr. Wilson and the Members receive any Acquisition Proposal, they are required to promptly notify the Company of the material terms and conditions of the proposal, including the identity of the person making the same.

Following the closing of the transactions contemplated by the Purchase Agreement, each of the Members will be subject to lock-up agreements with the Company that will restrict their ability to sell any of the Shares until 181 days after closing. The Company also anticipates that it will assume at closing the obligations of Cuattro to Heska Imaging US, LLC (“Heska Imaging”) pursuant to that certain Promissory Note, dated as of February 22, 2013, in the original principal amount of $1.36 million.

The closing of the transactions contemplated by the Purchase Agreement is contingent upon, among other things: (i) the approval by the holders of a majority of the outstanding shares of Common Stock of the Company of an amendment to the Restated Certificate of Incorporation of the Company, as amended (the “Charter”), to increase by 1,000,000 shares the number of authorized shares of each of the “NOL Restricted Common Stock” and “Original Common Stock” of the Company, as each such term is defined in the Charter, to facilitate the issuance of the Shares under the Purchase Agreement; and (ii) the absence of any order or action of a governmental entity which makes the transactions contemplated by the Purchase Agreement illegal, or that otherwise restrains or prohibits the consummation of such transactions.

The Purchase Agreement contains certain termination rights, including the right of both parties to terminate the Agreement by mutual written consent and the right, subject to certain exceptions, of either party to terminate the Purchase Agreement if the mutual closing conditions or the closing conditions of the other party have not been, or will not be, fulfilled by December 31, 2015, subject to certain exceptions. The Company expects to close the transactions contemplated by the Purchase Agreement on January 1, 2016.

The representations, warranties and covenants of Mr. Wilson, the Members and the Company set forth in the Purchase Agreement: (i) were made solely for purposes of the Purchase Agreement, (ii) may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, (iii) are subject to materiality standards which may differ from what may be viewed as material to investors and (iv) were made only as of the date of the Purchase Agreement, the closing date or such other date as specified in the Purchase Agreement.

On November 11, 2015, the Company issued a press release announcing the entry into the Purchase Agreement and certain related information. A copy of the press release announcing the Purchase Agreement and related information is attached hereto as Exhibit 99.1. Investors and other interested parties are urged to read the full text of the Purchase Agreement when it becomes available because it contains important information not summarized above. The Company intends to file with the SEC the Purchase Agreement as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2015.

Related-Party Transactions

The Company has various related-party transactions with Mr. Wilson, the Company’s Chief Executive Officer and President and one of its directors, as a result of entering into the transactions contemplated by the Purchase Agreement, as well as from prior transactions effected with the Company as previously disclosed. A description of the various companies and entities that Mr. Wilson or his affiliates own or controls and his relationship with these companies, is included below:

•	Mr. Wilson is a founder and officer of Cuattro. In addition, Cuattro, LLC owns 620,000 Class A Units and 400,000 Class B Units, or an approximate 70.8% interest in Cuattro. Mr. Wilson, Shawna M. Wilson (the spouse of Mr. Wilson) and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC.
•	Heska Imaging is owned by Mr. Wilson, Mrs. Wilson and Cuattro, LLC in the approximate amounts of 0.05%, 29.75% and 0.05%, respectively.
•	The Company previously acquired an approximate 54.6% interest in Heska Imaging in February 2013.

For a description of other related party transactions with Mr. Wilson and these companies and entities, please see “Significant Relationships and Transactions with Directors, Officers or Principal Stockholders—Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2015, the description of which is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including with respect to the closing of transactions contemplated by the Purchase Agreement. These statements are based on current expectations and are subject to a number of risks and uncertainties, including, among others, whether the Company’s stockholders approve an amendment to the Company’s Charter. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of a number of factors, including those set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2015, the Company held an earnings call to discuss its financial results for the quarter ended September 30, 2015 and certain other information. A transcript of the earnings call is furnished hereto as Exhibit 99.2.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.2 hereto), is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release, dated November 11, 2015, issued by Heska Corporation

99.2	Transcript of Earnings Call of Heska Corporation, dated November 11, 2015(furnished pursuant to Item 2.02).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2015	HESKA CORPORATION,
a Delaware corporation

	By:	/s/ Jason A. Napolitano
Jason A. Napolitano Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release, dated November 11, 2015, issued by Heska Corporation

99.2	Transcript of Earnings Call of Heska Corporation, dated November 11, 2015(furnished pursuant to Item 2.02).